UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On March 12, 2025, UiPath, Inc. (“UiPath” or the “Company”) issued a press release announcing its financial results for the fiscal fourth quarter and full year fiscal 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
As previously disclosed in the Current Report on Form 8-K filed by the Company on July 9, 2024 (the “July 2024 8-K”), the board of directors (the “Board”) of the Company approved restructuring actions to manage its operating expenses on July 8, 2024. The restructuring actions reflect efforts to reshape the organization by streamlining the Company’s structure, particularly in operational and corporate functions, better prioritizing the Company’s go-to-market investments, and focusing the Company’s research and development investments on artificial intelligence and driving innovation across the Company’s platform. In the July 2024 8-K, the Company estimated that it would incur total restructuring costs of approximately $17 million to $25 million, predominantly in cash expenditures, which were expected to be incurred by the first quarter of fiscal year 2026.
While the restructuring actions are substantially completed, on March 6, 2025, the Board approved modifications to the restructuring actions, as described in the July 2024 8-K, to (1) increase the total anticipated restructuring costs by $5 million, such that the high end of the anticipated costs will be $30 million; and (2) extend the time period in which the restructuring costs are incurred such that the costs are expected to be incurred by the end of the second quarter of fiscal year 2026.
The July 2024 8-K is hereby deemed amended and supplemented by the foregoing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the estimated restructuring charges associated with and the time frame for completion of, and recognition of charges associated with, the Company’s restructuring actions. The statements are based on management’s current expectations, estimates, and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, changes in the Company’s operating results and financial condition.
The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those that will be described in the Company’s Annual Report on Form 10-K for the period ended January 31, 2025 to be filed with the United States Securities and Exchange Commission (the “SEC”), and other filings and reports that we have filed and may file from time to time with the SEC, which are available on the SEC’s website (http://www.sec.gov).
Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.
Item 8.01 Other Events
On March 12, 2025, the Company announced that Ice Vulcan Holding Limited, an entity controlled by Daniel Dines, our CEO, founder, and Chairman, adopted, on December 20, 2024, a trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act to sell up to 5,000,000 shares of our Class A common stock, through October 16, 2025, subject to limit prices. In connection with the adoption of the trading plan, Mr. Dines will convert 5,000,000 shares of Class B common stock held by Ice Vulcan Holding Limited to shares of Class A common stock.

Mr. Dines entered into the trading plan as part of his personal long-term investment strategy for tax, asset diversification, and liquidity. The shares subject to the trading plan represent less than 5% of Mr. Dines’s holdings and he will continue to remain a significant controlling stockholder of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal Officer and Secretary

Date:	March 12, 2025